Filed Pursuant to Rule 424(b)(3)
                                           Registration No. 333-58654
_____________________________________________________________________________

                      BION ENVIRONMENTAL TECHNOLOGIES, INC.

                      SUPPLEMENT NO. 1 DATED JUNE 13, 2001
                       TO PROSPECTUS DATED APRIL 13, 2001


     The J1-A Warrants to purchase 112,500 shares shown as held by Morgan, Taylor & Associates, Inc. are actually held by four other persons. As a result, Morgan, Taylor & Associates, Inc. is not a Converting Holder, and the disclosures concerning the Converting Holders is revised as follows:

                       Shares       Shares
                       Issuable     Issuable                  Percent of
                       on the       on the                    Common Stock
                       Conversion   Exercise       Shares     Held After
Security Holder        of Notes     of Warrants    Offered    the Offering
---------------        ----------   -----------    -------    ------------

J1-A Warrants(10)
-----------------

Carmine DePalma            0          80,595        80,595         *
John McAuliffe             0           2,250         2,250         *
Steve Cella                0           2,250         2,250         *
Sound Holdings, LLC        0          27,405        27,405         *